                                                                   EXHIBIT 10.75

                                AMENDMENT NO. 14
                                     TO THE
                         POSTSCRIPT SOFTWARE DEVELOPMENT
                        LICENSE AND SUBLICENSE AGREEMENT
                                     BETWEEN
                            ADOBE SYSTEM INCORPORATED
                                       AND
                          PEERLESS SYSTEMS CORPORATION

                         EFFECTIVE AS OF: DEC. 16, 2003

         This Amendment No. 14 ("Amendment") to the PostScript Software Development License and Sublicense Agreement dated July 23, 1999, as previously amended (the "PS Agreement"), is between Adobe Systems Incorporated, a Delaware corporation having a place of business at 345 Park Avenue, San Jose, California 95110-2702 ("Adobe") and Peerless Systems Corporation, a Delaware corporation, having a place of business at 2381 Rosecrans Avenue, El Segundo, CA 90245 ("Peerless").

         WHEREAS, the parties desire to amend the PS Agreement to describe Adobe deliverables (known herein as "PDF to PS Conversion Code") to be supplied by Adobe to Peerless hereunder; and

         WHEREAS, Peerless has requested that Adobe license the PDF to PS Conversion Code in source code form so that Peerless will be able to adapt and develop such source code for use with Licensed Systems and distribute object code versions thereof to Peerless OEM Customers in accordance with the terms and conditions set forth in the PS Agreement and this Amendment No. 14 to the PS Agreement.

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, Adobe and Peerless agree to amend the PS Agreement as follows:

I. A new Paragraph 1.43 ("PDF to PS Conversions Code") is added to Paragraph 1 ("Definitions") of the Agreement to read as follows:

         "1.43 "PDF to PS Conversion Code" means the Adobe-supplied software that performs the function of converting PDF files to PostScript language file form for processing by a printing system using Adobe Software, in source and/or object code form, identified either as "PDF to PS Conversion Code" or "Adobe Software" in an appendix or by other means when delivery is made to Peerless via the internet, and any revisions or versions thereof that may be supplied by Adobe from time time hereunder."

II. A new subsection 2.2.1.1 ("Distribution Rights to the PDF to PS Conversion Code") is added to Paragraph 2.2.1 ("Revised Object License") of the PS Agreement to read as follows:

         "2.2.1.1 Distribution Rights to the PDF to PS Conversion Code. With respect to the PDF to PS Conversion Code, the sublicense rights to each OEM Customer shall include and be limited to the right to (a) use and reproduce (or have reproduced for OEM Customer's sole benefit) at the Reproduction Sites) only, and (b) sublicense and distribute, directly and indirectly throught OEM Customer's usual distribution channels, including distribution through OEM Remarketer Customers, the object code only version of the PDF to PS Conversion Code, and any derivative thereof, for use as part of OEM Customer's Licensed System(s)."

III. The term "Golden Master", as defined in Paragraph 2.2.10 ("Sublicensing of Reproduction and Distribution Rights Only") of the PS Agreement shall also apply to the object code version of the PDF to PS Conversion Code and any derivative thereof.

IV. A new Paragraph 2.13 ("License to Use PDF to PS Conversion Code") is added to the PS Agreement to read as follows:

         "2.13 License to Use PDF to PS Conversion Code. Adobe will supply to Peerless the PDF to PS Conversion Code in source code form, including corresponding source documentation and interface materials (hereinafter known as "PDF to PS Source Code") and/or in object code form. Unless otherwise noted herein, the PDF to PS Conversion Code shall be treated for purposes of this Agreement as "Adobe Software" and the rights and restrictions applicable to the Adobe Software shall apply to the PDF to PS Conversion Code. The PDF to PS Source Code is identified as "Adobe Core Source" and therefore, Peerless is obligated to protect the PDF to PS Source Code in accordance with EXHIBIT N-1 ("Secure Procedures for Handling Adobe Support Information") and EXHIBIT N-2 ("Additional Secure Procedures for Handling Adobe Restricted Information"). The PDF to PS Conversion Code is being supplied by Adobe for use by Peerless in accordance with the PS Agreement, as amended herein.

                  2.13.1 Development Rights. Subject to Peerless's compliance with the terms of the PS Agreement. Adobe grants to Peerless a non-exclusive, non-transferable license during the term of the PS Agreement to use (but not the right to sublicense the right to use) the PDF to PS Source Code solely at a Primary Development Site listed in EXHIBIT C ("Development and Reproduction Sites") of the PS Agreement for the sole purpose of designing, developing, adapting, modifying, testing, documenting and maintaining the PDF to PS Conversion Code for use with Licensed Systems. Peerless may make only such modifications to the PDF to PS Source Code as are required to successfully compile and link the PDF to PS Conversion Code for use with Peerless OEM Customers' Licensed Systems. Peerless is not permitted to modify the PDF to PS Conversion Code for use with a Peerless or Peerless OEM Customer's product not covered by the terms of the PS Agreement or to change the PDF to PS Conversion Code to create PostScript files that are not fully compatible with the Adobe Software. Peerless is not obligated to disclose to Adobe any modifications that Peerless makes to the PDF to PS Source Code.

                  2.13.2 Assignment of Rights in Modifications to PDF to PS Source Code. Adobe shall own all rights and interest in all modifications that Peerless makes to the PDF to PS Source Code and Peerless agrees to assign to Adobe all copyright, patent and other rights contained in such modifications.

                  2.13.3 Support. Subject to waiver of or payment by Peerless of the then annual maintenance fee for maintenance supplied by Adobe in accordance with Paragraph 2 ("Maintenance Fees for Standard Reference Port(s)") of EXHIBIT O ("Royalty Payments and Other Fees") of the PS Agreement, Adobe shall be obligated to provide Peerless the "Support" (as that tern is defined in EXHIBIT R) for the PDF to PS Conversion Code in accordance with the terms and conditions set forth in EXHIBIT R ("Support for PDF to PS Conversion Code") of the PS Agreement. Adobe shall have no other responsibilities with respect to providing maintenance and support for the PDF to PS Conversion Code."

                  2.13.4 No Warranty. Notwithstanding anything in the PS Agreement to the contrary, THE PDF TO PS CONVERSION CODE IS BEING SUPPLIED TO PEERLESS "AS IS" WITHOUT WARRANTY OBLIGATIONS OF ANY KIND, EXPRESS OR IMPLIED. OR
                  MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT.

                  2.13.5 Proprietary Rights Indemnity. Paragraph 11.1.1 ("Proprietary Rights Indemnity - By Adobe - Adobe Software") of the PS Agreement shall apply to the PDF to PS Conversion Code."

V. A new EXHIBIT R ("Support For PDF to PS Conversion Code") is hereby added to the PS Agreement.

VI. All other terms and conditions of the PS Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, each of Adobe and Peerless has executed this Amendment No. 14 to the PostScript Software Development License and Sublicense Agreement by its duly authorized officers.

Adobe:                                           Peerless:

ADOBE SYSTEM INCORPORATED                        PEERLESS SYSTEMS CORPORATION

By: /s/ JIM STEPHENS                             By: /s/ S. ROBINSON
   -----------------                                ----------------

Print                                            Print
Name: Jim Stephens                               Name: Steve Robinson

Title: SVP Worldwide Sales and Field Operations  Title: VP Marketing & Sales

Date: 1/19/04                                    Date: December 16, 2003

                                    EXHIBIT R

                      SUPPORT FOR PDF TO PS CONVERSION CODE

1.       Definitions.

         1.1 "Error" means a reproducible defect in the applicable PDF to PS Conversion Code that causes such PDF to PS Conversion Code not to operate substantially in accordance with the documentation for such PDF to PS Conversion Code supplied by Adobe.

         1.2 "Level I Severity" means an error is minor or cosmetic in nature.

         1.3 "Level 2 Severity" means an error that produces an inconvenient situation in which the applicable PDF to PS Conversion Code is usable but does not provide a function in the most convenient or expeditious manner; and the use or value of the applicable PDF to PS Conversion Code suffers no significant impact.

         1.4 "Level 3 Severity" means an Error that causes the applicable PDF to PS Conversion Code to fail to operate in a material manner or to produce substantially incorrect results, and there is a difficult workaround or no workaround solution to the Error.

         1.5 "Level 4 Severity" means an Error that causes the applicable PDF to PS Conversion Code to fail to operate in a material manner or to produce substantially incorrect results, and there is no workaround solution to the Error.

         1.6 "Resolution" means a work-around or modification(s) to the applicable PDF to PS Conversion Code and its related documentation and other information provided by Adobe to Peerless intended to resolve an Error.

         1.7 "Support" means ongoing support provided by Adobe pursuant to the terms of this EXHIBIT R.

2.       Support Process.

         2.1 All Support communication will be conducted via email on the Adobe Xchange website unless otherwise directed by Adobe.

         2.2 Prior to contacting Adobe. Peerless must reproduce all Errors. Peerless will report the results of such testing in detail to Adobe.

         2.3 Peerless will in good faith classify all Errors reported to Adobe as Level I Severity, Level 2 Severity, Level 3 Severity, or Level 4 Severity prior to contacting Adobe for support. If, in Adobe's judgment, an Error report correctly identifies a Level 3 Severity or Level 4 Severity Error, Adobe will use commercially reasonable efforts to (i) confirm to Peerless that the reported Error can or cannot be reproduced by Adobe, and (ii) may, in Adobe's reasonable discretion, provide a Resolution to such Error in a subsequent version or revision of the PDF to PS Conversion Code that is made generally available to licensees of PDF to PS Conversion Code, or take such other corrective action as Adobe deems appropriate (which may include non-commercially available Error corrections as deemed appropriate in Adobe's sole discretion). Adobe will not be obligated to respond to any Level I Severity and Level 2 Severity Errors.

3. Services Provided. Adobe shall provide the following services to Peerless.

         3.1 Technical Assistance. Written or verbal consultation pertaining to integration and operation of the PDF to PS Conversion Code, during Adobe's normal business hours of 9 A.M. to 4 P.M. Pacific Time, Monday through Friday, excluding Adobe holidays.

         3.2 Subsequent Versions. Adobe may deliver subsequent versions or revisions of the applicable PDF to PS Conversion Code to Peerless as Adobe makes them generally available to other licensees of PDF to PS Conversion Code. Peerless is solely responsible for any and all integration permitted and necessary to use such subsequent versions or revisions of the PDF to PS Conversion Code with the applicable Licensed System.

         3.3 The following services are outside the scope of Support: (a) Service for PDF to PS Conversion Code which has been modified by Peerless; (b) any Error that resulted from a modification by anyone other than Adobe; (c) Service for other than the current version of the PDF to PS Conversion Code; (d) Errors which have not been reproduced by Peerless prior to reporting of the Error to Adobe; (e) Errors that Adobe is not able to reproduce using commercially reasonable efforts; (f) Service which becomes necessary due to: 1) failure of, or changes to, hardware or software not supplied by Adobe; or 2) catastrophe, negligence of Peerless, operator error, improper use of hardware or software or attempted maintenance by unauthorized persons; and (g) on-site service, unless mutually agreed to and subject to Adobe's then-current on-site service fees. Adobe will have no obligation to attempt to reproduce an Error more than two times.

4.       Peerless's Responsibilities.

         4.1 Peerless shall be responsible for distributing, at Peerless's expense, any subsequent versions or revisions of the PDF to PS Conversion Code to Peerless customers in accordance with the terms and conditions of the PS Agreement.

         4.2 Peerless and Adobe agree that all versions and revisions of the PDF to PS Conversion Code (including Resolutions) provided by Adobe to Peerless are subject to all the terms and conditions of the PS Agreement.

         4.3 Peerless shall fully cooperate with Adobe in Adobe's efforts to provide Support hereunder.

5. Expenses. If Peerless requires on-site service and Adobe, in its sole discretion, agrees to provide such on-site service. Peerless agrees to pay actual costs for travel, lodging, and meals reasonably incurred by Adobe in addition to the then-current support fees, if any. Under such circumstances, Peerless shall also pay actual costs for supplies and other expenses reasonably incurred by Adobe. which are not of the sort which would normally be provided or covered by Adobe; provided that Peerless has approved in advance the purchase of such supplies and other expenses.